UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2017

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           On February 21, 2017, the Boards of Directors of Carver Bancorp, Inc. (the “Company”) and Carver Federal Savings Bank (the “Bank”) appointed John J. Fitzpatrick to serve as Chief Operating Officer of the Company and the Bank, effective immediately. Mr. Fitzpatrick previously served as Chief Operating Officer of Fieldpoint Private Bank and Trust and as Senior Vice President and Director of Operations for Sterling National Bank.

Mr. Fitzpatrick is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

(d)           On February 21, 2017, the Boards of Directors of the Company and the Bank, by resolution of each of the Boards and following confirmation of the OCC’s non-objection, appointed Craig C. MacKay and William J. Taggart to the Boards of Directors of the Company and the Bank.

Craig C. MacKay is a Managing Director and Partner of England & Company. He has over 20 years of investment banking experience focused on private financings for middle market companies. Mr. MacKay previously headed the Private Finance Group at Oppenheimer & Company, was head of Private Finance at SunTrust Robinson Humphrey, and was the Managing Member and founder of HNY Associates. Mr. MacKay earned his Bachelor’s of Science in Economics and Masters of Business Administration in Finance at the Wharton School of the University of Pennsylvania. The Company Board of Directors has appointed Mr. MacKay to serve until the 2017 Annual Meeting of Stockholders. Mr. MacKay has been appointed by the Company’s Board of Directors to the Asset Liability and Interest Rate Risk Committee and the Nominating/Corporate Governance Committee.

William J. Taggart is Chief Operating Officer and Executive-In-Residence at Morehouse College. Mr. Taggart was previously President and Chief Executive Officer of the Atlanta Life Financial Group, and also served as Chief Operating Officer for Federal Student Aid at the U.S. Department of Education. He has over 30 years of business and public sector experience. Mr. Taggart earned his Bachelor’s in Business Administration from Howard University, and his Masters of Business Administration from the Harvard Business School. The Company Board of Directors has appointed Mr. Taggart to serve until the 2018 Annual Meeting of Stockholders. Mr. Taggart has been appointed by the Company’s Board of Directors to the Finance and Audit Committee and the Compensation Committee.

Mr. MacKay and Mr. Taggart are not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.              Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits. Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.
DATE: February 27, 2017	By:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer